UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 28, 2005
Date of Report (Date of earliest event reported)

RAPA MINING INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50930	98-0415276
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 900, 555 Burrard Street
Vancouver, British Columbia, Canada	V7X 1M8
(Address of principal executive offices)	(Zip Code)

(604) 836-5999
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 –	FINANCIAL INFORMATION.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

$330,000 Private Placement

Effective on June 28, 2005, Rapa Mining Inc. (the “Company”) completed a private placement with a corporate investor of 305,555 units at a price of $1.08 per unit, for total proceeds of approximately $330,000. Each unit is comprised of one share of the Company’s common stock and one share purchase warrant. Each share purchase warrant entitles the holder to purchase one additional share of the Company’s common stock at a price of $1.08 per share for a period of two years from the date of closing. These shares and warrants were issued pursuant to the exemptions from registration contained in Regulation S promulgated under the Securities Act of 1933 on the basis of representations made by the investor that it is not a “U.S. person” as defined in Regulation S.

A copy of the Company’s press release announcing the completion of the private placement is attached as an exhibit to this report.

SECTION 9 –	FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated June 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPA MINING INC.

Date: June 30, 2005	By:	/s/ Walter P.W. Notter

	Title:	WALTER P.W. NOTTER
Chief Executive Officer, President, Chief Financial
Officer and Treasurer